SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2005

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Tenth Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 9, 2005, Microtune, Inc. (the “Company”) issued a press release announcing that it had appointed Jeffrey A. Kupp as Vice President and Chief Financial Officer, effective May 9, 2005.

In connection with his appointment, the Company entered into an offer letter (the “Offer Letter”) with Mr. Kupp on April 28, 2005. Pursuant to the terms of the Offer Letter, Mr. Kupp will be an at-will employee of the Company. Mr. Kupp’s annual base salary will be $225,000. Furthermore, Mr. Kupp will receive a $25,000 signing bonus within the first month of his employment with the Company and an additional $15,000 retention bonus upon the first anniversary of his employment with the Company. The Company will grant Mr. Kupp stock options to purchase 365,000 shares of its common stock at an exercise price equal to the fair market value on the date of grant. The stock options will vest according to the terms specified in the Offer Letter. In addition to the Company’s standard employee benefits, Mr. Kupp is also entitled to participate in the Company’s anticipated Management Bonus Plan, which will be subject to approval and adoption by the Company’s board of directors.

On May 9, 2005, the Company entered into its standard form of indemnification agreement (the “Indemnification Agreement”) with Mr. Kupp. The Indemnification Agreement provides terms and conditions for the indemnification of Mr. Kupp by the Company for liabilities arising out of his position as an executive officer of the Company.

On May 9, 2005, the Company entered into its standard form of change of control agreement (the “Change of Control Agreement”) with Mr. Kupp. For a discussion of the terms and conditions of the Company’s standard form of change of control agreement, please see the Company’s Proxy Statement on Schedule 14A, filed April 27, 2005, which is incorporated by reference herein.

The foregoing summaries of the Offer Letter, the Indemnification Agreement and the Change of Control Agreement are qualified in their entirety by reference to the text of the agreements filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this report and are hereby incorporated by reference herein.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) Justin M. Chapman has served as the Company’s principal financial and accounting officer since November 29, 2004. As reported in part (c) of this Item 5.02, on May 9, 2005, the Company issued a press release announcing that it had appointed Mr. Kupp as its Chief Financial Officer. Mr. Kupp will also serve as the Company’s principal financial and accounting officer and Corporate Secretary. As a result, effective May 9, 2005, Mr. Chapman will no longer serve as the Company’s principal financial and accounting officer, but will continue to serve as the Company’s Vice President of Accounting.

(c) On May 9, 2005, the Company issued a press release announcing that it had appointed Jeffrey A. Kupp as Vice President and Chief Financial Officer, effective May 9, 2005. Mr. Kupp, who is 42 years old, will also serve as the Company’s principal financial and accounting officer and Corporate Secretary. The information set forth under Item 1.01 of this Report is incorporated in this Item 5.02(c) by this reference.

Mr. Kupp was most recently Chief Financial Officer at Inet Technologies Inc. where he was responsible for accounting, finance, financial planning, treasury, investor relations, purchasing, integration and order administration. Before Inet Technologies, Mr. Kupp served as Vice President of Finance and Chief Financial Officer at IEX Corporation and CS Wireless Systems, Inc. He was also employed at DSC Communications Corporation. Mr. Kupp began his career in accounting at Ernst and Young (formerly Ernst and Whinney). He is a Certified Public Accountant and holds a Bachelor of Arts degree in Accounting and Computer Science from Asbury College (Wilmore, Kentucky) and a Masters of Business Administration degree from Cornell University (Ithaca, New York).

A copy of the press release announcing the appointment of Mr. Kupp as Vice President and Chief Financial Officer is attached to this report as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit 10.1 – Offer Letter between the Company and Mr. Kupp, dated April 28, 2005.

Exhibit 10.2 – Indemnification Agreement between the Company and Mr. Kupp, dated May 9, 2005.

Exhibit 10.3 – Change of Control Agreement between the Company and Mr. Kupp, dated May 9, 2005.

Exhibit 99.1 – Press release, dated May 9, 2005, announcing the appointment of Mr. Kupp as Vice President and Chief Financial Officer.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

By:	/s/ James A. Fontaine
James A. Fontaine Chief Executive Officer

Date: May 9, 2005